QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 24

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS:

        WHEREAS, McDATA Corporation, a Delaware corporation (hereinafter referred to as the "Company"), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, an annual report on Form 10-K for the fiscal year ended January 31, 2005; and

        WHEREAS, each of the undersigned is a Director of the Company:

        NOW, THEREFORE, each of the undersigned constitutes and appoints JOHN A. KELLEY, JR., ERNEST J. SAMPIAS and THOMAS O. McGIMPSEY, and each of them, as attorneys for him or her and in his or her name, place and stead, and in his or her capacity as a Director of the Company, to execute and file such annual report, and thereafter to execute and file an amendment or amendments thereto on Form 10-K, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he or she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 1st day of April, 2005.

/s/ JOHN A. KELLEY, JR. John A. Kelley, Jr. Chairman and CEO	April 1, 2005
/s/ JOHN W. GERDELMAN John W. Gerdelman	April 1, 2005
/s/ CHARLES C. JOHNSTON Charles C. Johnston	April 1, 2005
/s/ D. VAN SKILLING D. Van Skilling	April 1, 2005
/s/ THOMAS M. UHLMAN Thomas M. Uhlman	April 1, 2005
/s/ LAURENCE G. WALKER Laurence G. Walker	April 1, 2005
/s/ BETSY S. ATKINS Betsy S. Atkins	April 1, 2005
/s/ MICHAEL J. SOPHIE Michael J. Sophie	April 1, 2005
/s/ M. ALEX MENDEZ M. Alex Mendez	April 1, 2005

QuickLinks

POWER OF ATTORNEY